EXHIBIT 99.5(e)

                            PRUDENTIAL DRYDEN FUND
                 (formerly The Prudential Institutional Fund)

                             MANAGEMENT AGREEMENT

     Agreement, made this _____ day of ______________, 1996 between Prudential Dryden Fund, a Delaware business trust (the Trust), and Prudential Mutual Fund Management LLC, a limited liability company (the Manager).

                              W I T N E S S E T H

     WHEREAS, the Trust is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act);

     WHEREAS, the shares of beneficial interest of the Trust are divided into separate series or funds (each a Fund), each of which is established pursuant to a resolution of the Trustees of the Trust, and the Trustees may from time to time terminate such Funds or establish and terminate additional Funds; and

     WHEREAS, the Trust desires to retain the Manager to render or contract to obtain as hereinafter provided investment advisory services to the Trust, and the Manager is willing to render such investment advisory services;



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     NOW, THEREFORE, the parties agree as follows:

     1. The Trust hereby appoints the Manager to act as manager of the Trust and administrator of its corporate affairs for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Trust and each Fund thereof. Any such agreement may be entered into by the Manager on such terms and in such manner as may be permitted by the 1940 Act and the rules thereunder. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements. The Manager will review the performance of all subadvisers, as well as the Distributor, Transfer Agent and Custodian and make recommendations to the Trustees of the Trust with respect to the retention and renewal of contracts.

     2. Subject to the supervision of the Trustees of the Trust, the Manager shall administer the Fund's corporate affairs and, in connection therewith, shall furnish the Fund with office facilities and with clerical, bookkeeping and recordkeeping services at such office facilities and, subject to Section 1 hereof, the Manager shall manage the investment operations of the Trust and each Fund thereof and the composition of each Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Trust's and the Fund's investment objectives, policies and restrictions as stated in the Prospectus (hereinafter defined) and subject to the following understandings:

          (a) The Manager shall provide supervision of each Fund's investments and determine from time to time what investments or securities will be purchased, retained, sold or loaned


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     by each Fund, and what portion of the assets will be invested or held uninvested as cash.

          (b) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust, By-Laws and Prospectus (hereinafter defined) of the Trust and with the instructions and directions of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

          (c) The Manager shall determine the securities and futures contracts to be purchased or sold by each Fund and will place orders pursuant to its determinations with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated) in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement and Prospectus (hereinafter defined) or as the Trustees may direct from time to time. In providing the Trust with investment supervision, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party. It is understood that Prudential Securities Incorporated may be used as principal broker for securities transactions but that no formula has been adopted for allocation of the Trust's investment transaction business. It is also understood that it is desirable for the Trust that the Manager have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants and that such


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     brokers may execute brokerage transactions at a higher cost to the Trust than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to pay higher brokerage commissions for the purchase and sale of securities and futures contracts for the Trust to brokers or futures commission merchants who provide such research and analysis, subject to review by the Trustees of the Trust from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such broker or futures commission merchant may be useful to the Manager in connection with its services to other clients.

          On occasions when the Manager deems the purchase or sale of a security or a futures contract to be in the best interest of the Trust as well as other clients of the Manager or the Subadviser, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager or the subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund, the Trust and to such other clients.

          (d) The Manager shall maintain all books and records with respect to each Fund's portfolio transactions and shall render to the Trustees of the Trust such periodic and special reports as the Board may reasonably request.

          (e) The Manager shall be responsible for the financial and accounting records to be


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     maintained by the Trust (including those being maintained by the Trust's
     Custodian).

          (f) The Manager shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the Trust's assets.

          (g) The investment management services of the Manager to the Trust under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

     3. The Trust has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

          (a) Agreement and Declaration of Trust, as filed with the Secretary of State of Delaware (such Agreement and Declaration of Trust, as in effect on the date hereof and as amended from time to time, are herein called the "Declaration of Trust");

          (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

          (c) Certified resolutions of the Trustees of the Trust authorizing the appointment of the Manager and approving the form of this Agreement;

          (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the Registration Statement), as filed with the Securities and Exchange Commission (the Commission) relating to the Trust and shares of beneficial interest of the Trust and all amendments thereto;

          (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

          (f) Prospectus of the Trust (such Prospectus and Statement of
     Additional


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     Information, each as currently in effect and as amended or supplemented from time to time, being herein collectively called the "Prospectus").

     4. The Manager shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. All services to be furnished by the Manager under this Agreement may be furnished through the medium of any such directors, officers or employees of the Manager.

     5. The Manager shall keep the Trust's books and records required to be maintained by it pursuant to paragraph 2 hereof. The Manager agrees that all records which it maintains for the Trust are the property of the Trust and it will surrender promptly to the Trust any such records upon the Trust's request, provided however that the Manager may retain a copy of such records. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Manager pursuant to paragraph 2 hereof.

     6. During the term of this Agreement, the Manager shall pay the following expenses:

          (i) the salaries and expenses of all personnel of the Trust and the Manager except the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust's investment adviser,

          (ii) all expenses incurred by the Manager or by the Trust in connection with managing the ordinary course of the Trust's business other than those assumed by the Trust herein, and

            (iii) the costs and expenses payable pursuant to any subadvisory agreements.

     The Trust assumes and will pay the expenses described below:

          (a) the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of each Fund's assets,


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          (b) the fees and expenses of Trustees who are not affiliated persons of the Manager or a Fund's investment adviser,

          (c) the fees and expenses of the Custodian that relate to (i) the custodial function and the recordkeeping connected therewith, (ii) preparing and maintaining the general accounting records of the Trust and the providing of any such records to the Manager useful to the Manager in connection with the Manager's responsibility for the accounting records of the Trust pursuant to Section 31 of the 1940 Act and the rules promulgated thereunder, (iii) the pricing of the shares of the Trust, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Trustees of the Fund, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Trust's securities,

          (d) the fees and expenses of the Trust's Transfer and Dividend Disbursing Agent, which may be the Custodian, that relate to the maintenance of each shareholder account,

          (e) the charges and expenses of legal counsel and independent accountants for the Trust,

          (f) brokers' commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities and futures transactions,

          (g) all taxes and corporate fees payable by the Trust to federal, state or other governmental agencies,

          (h) the fees of any trade associations of which the Trust may be a member,


          (i) the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Trust,


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          (j) the cost of fidelity, directors and officers and errors and omissions insurance,

          (k) the fees and expenses involved in registering and maintaining the registration of the Trust and of its shares with the Securities and Exchange Commission, registering the Trust as a broker or dealer and qualifying its shares under state securities laws, including the preparation and printing of the Trust's registration statements, prospectuses and statements of additional information for filing under federal and state securities laws for such purposes,

          (l) allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders, and

          (m) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business, and

          (n) any expenses assumed by the Fund pursuant to a Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act.

     7. In the event the expenses of the Trust for any fiscal year (including the fees payable to the Manager but excluding interest, taxes, brokerage commissions, distribution fees and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business) exceed the lowest applicable annual expense limitation established and enforced pursuant to the statute or regulations of any jurisdictions in which shares of the Trust are then qualified for offer and sale, the compensation due the Manager will be reduced by the amount of such excess, or, if such reduction exceeds the compensation payable to the Manager, the Manager will pay to the Trust the amount of such reduction which exceeds the amount of such compensation.

     8. For the services provided and the expenses assumed pursuant to this Agreement, the Trust


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will pay to the Manager as full compensation therefor fees as set forth below.
These fees will be computed daily and will be paid to the Manager monthly. Any reduction in the fees payable and any payments by the Manager to the Trust pursuant to paragraph 7 shall be made monthly. Any such reductions or payments are subject to readjustment during the year.

                                               Rate as a percentage of
            Name of Fund                       average daily net assets
            ------------                       ------------------------
         Stock Index Fund                            .30 of 1%
         Active Balanced Fund                        .65 of 1%

     9. The Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     10. The Trust shall indemnify the Manager and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Manager in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Trust or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Manager in connection with the performance of any of its duties or obligations under this Agreement; provided, however, that nothing contained herein shall protect


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or be deemed to protect the Manager against or entitle or be deemed to entitle the Manager to indemnification in respect of any liability to the Trust or its security holders to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under this Agreement.

     11. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust or any Fund at any time, without the payment of any penalty, by the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of a Fund, or by the Manager at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     12. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     13. Except as otherwise provided herein or authorized by the Trustees of the Trust from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.


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     14. During the term of this Agreement, the Trust agrees to furnish the
Manager at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Trust or the public, which refer in any way to the Manager, prior to use thereof and not to use such material if the Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Manager copies of any of the above mentioned materials which refer in any way to the Manager. Sales literature may be furnished to the Manager hereunder by first class or overnight mail, facsimile transmission equipment or hand delivery. The Trust shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Trust as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

     15. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

     16. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at One Seaport Plaza, New York, New York 10292-0132, Attention: Secretary; or (2) to the Trust at Prudential Plaza, 751 Broad Street, Newark, NJ 07102-3777, Attention: Assistant Secretary.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict the 1940 Act shall control.


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     18. The Trust may use the name "Prudential Dryden Fund" or any name including the word "Prudential" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as Manager or any extension, renewal or amendment thereof remain in effect. At such time as such an agreement shall no longer be in effect, the Trust will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Manager, or any organization which shall have so succeeded to such businesses. In no event shall the Trust use the name "Prudential Dryden Fund" or any name including the word "Prudential" if the Manager's function is transferred or assigned to a company of which The Prudential Insurance Company of America does not have control.

     19. The Trust is a business trust organized under the Delaware Business Trust Act pursuant to a certificate of trust dated May 11, 1992. The Trust is a series trust and all debts, liabilities, obligations and expenses of a particular Fund shall be enforceable only against the assets of that Fund and not against the assets of any other Fund or of the Trust as a whole. Neither the Trustees, officers, agents or shareholders of the Trust assume any personal liability for obligations entered into on behalf of the Trust (or a Fund thereof).

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                        PRUDENTIAL DRYDEN FUND


                                        By
                                           ----------------------------------




                                        PRUDENTIAL MUTUAL FUND MANAGEMENT LLC


                                        By
                                           ----------------------------------


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